FOR IMMEDIATE RELEASE                         Contact:  Michael Burke
Nasdaq:IMGC                                             Exec. VP & CFO
                                              Contact:  Cathy Yudzevich
                                                        IR Specialist
                                                        (518) 782-1122



           INTERMAGNETICS REPORTS Q4 NET INCOME UP 27% TO $4.4 MILLION

     o Increased Sales Of High Field Strength Magnets, Instrumentation Products Contribute To Earnings Growth

     o   $23.4 Million Operating Income In FY03--4th Consecutive Record Year

     o   Company Attains Full-Year Earnings Goals

     o   Cash Position Increases To Nearly $89 Million

LATHAM, N.Y., July 17, 2003--Intermagnetics General Corporation (Nasdaq: IMGC) today reported fourth-quarter earnings increased about 27 percent to $4.4 million, or $0.26 per diluted share, from $3.4 million, or $0.20 per diluted share, a year earlier. Net sales for the quarter were $37.7 million compared with $37.0 million a year earlier.

Excluding one-time items that resulted in a net charge of about $1.0 million, net income for the fiscal year ended May 25, 2003 was $15.9 million, or $0.94 per diluted share. Reported net income was $14.9 million, or $0.88 per diluted share, including one-time charges associated with the sale of securities offset partially by a favorable settlement of long-standing trade litigation. That compares with income of $14.6 million, or $0.85 per diluted share, in fiscal 2002, excluding non-recurring items that resulted in a net gain of about $6 million. Reported net income for the year ended May 26, 2002, was $20.6 million, or $1.19 per diluted share, including gains from the divestiture of the company's LTS wire and the helium gas businesses partially offset by charges related to restructuring of the Instrumentation segment and the write-down of investments. Net sales for fiscal 2003 were $147.4 million compared with $144.3 million from ongoing operations the prior year. Including nearly $9 million in revenue from divested businesses, fiscal 2002 net sales, as reported, were $153.3 million.

Another Record Year

"Intermagnetics has completed another highly successful fiscal year--capped by a fourth successive year of record operating income--with overall results essentially right on target with our projections," said Glenn H. Epstein, chairman and chief executive officer. "Our operating profit increased nearly 20 percent to a record $23.4 million from $19.6 million in fiscal 2002. That substantial performance, despite a modest increase in our revenue on an ongoing basis, was possible largely because of our success in further refining our cost structure, concentrating on holding down spending while improving overall efficiency. That also points to the effectiveness of our restructuring the company to better reflect our strengths and to focus on the most attractive market opportunities for Intermagnetics' technologies and products."


                                     -More-

Continuing To Meet Performance Goals

Epstein also noted that the company's full-year performance remained consistent with its stated targets, led by a 16 percent net operating profit against a goal of greater than 15 percent. Gross margin of 39 percent was in line with the ongoing target of 40 percent and working capital efficiency attained 13 percent, substantially beating the long-term goal of requiring less than 15 cents of working capital to generate $1.00 in revenue.

"We achieved our impressive efficiencies by continuing to reap benefits from our world-class expertise in manufacturing operations," Epstein said. "Our excellence manifests itself in demonstrating a return on net operating assets of 49 percent, approaching our ultimate objective of 50 percent. Our 10 percent return on equity performance matched our interim goal and remains a key objective to improve upon in the coming year."

Cash Position Continues To Improve

Epstein said Intermagnetics' year-end cash position improved to nearly $89 million from less than $74 million the prior year and about $78 million at the end of the third fiscal quarter.

"We increased our cash while at the same time buying more than $1 million of our stock during the fourth quarter, resulting in $6.5 million in stock purchased during the year," Epstein said.

Segment Results Improve

Both of the company's core operating segments reported continued improvements in operations, with the largest, MRI, increasing revenue to $125.1 million from $120.7 million for ongoing operations a year earlier. The divested LTS wire business contributed about $2.1 million to fiscal 2002 revenue. Operating profit increased at a higher rate than revenue because of improved product mix, notably in the higher field-strength 3.0T and 1.5T magnets.

The Instrumentation sector also continued to improve with its full-year return to profitability on revenue of about $20.6 million, compared to $26.9 million in the prior year. The segment posted an operating profit of nearly $600,000 compared to a $3.3 million loss in fiscal 2002, including the divested helium gas business and certain other one time charges.

"The turnaround in this segment has been even more dramatic than might be readily apparent, since the prior fiscal year included revenue from a large backlog of orders placed before the downturn," Epstein said. "During the second half of fiscal 2002, the Instrumentation segment's annual revenue run rate had decreased to about $16 million, meaning that, on a comparable basis, the segment's fiscal 2003 revenue has demonstrated a marked improvement. This gives us further confidence that our restructuring and marketing overhaul in this segment have paid off and that this performance can be sustained.



                                     -More-

"Over the past year, the Instrumentation segment's core vacuum products were strong, fueled by demand in the Asian market," Epstein continued. "We are also seeing some early signs of recovery in the semiconductor market, although it still may be premature to count on that at this point. That market could, however, be an additional source of growth for the segment since we have invested in qualifying products for the latest semiconductor fabrication methods and technology."

Energy Technology Segment Progresses

"In our SuperPower subsidiary, we continued our investment in the promising Energy Technology field with a net $1.8 million for the quarter and $7.0 million for the year, about equal to fiscal 2002," Epstein said. "More important, however, is the recently announced federal funding for our Albany high-temperature superconducting cable project.

"The Department of Energy's commitment of $13 million toward the project means that we and our major partner for the project, Sumitomo Electric Industries, will share a total of $7 million of the $26 million cost over the next three years," Epstein said. "We will, in effect, be participating in our most expansive HTS project to date at a cost consistent with our historical spending on Energy Technology. We expect our net investment in this segment in fiscal 2004 to be at, or possibly below, this past year's level."

SuperPower continues to make progress toward its ultimate goal of developing commercially feasible superconducting material and devices that would benefit the electric power transmission and distribution industry, Epstein added. HTS devices, such as cables and fault current limiters, are expected to contribute toward easing the gridlock in delivering electricity and improving its quality and reliability. SuperPower's second-generation HTS technology is expected to result in a manufacturing process that will produce cables and other devices at cost-performance levels that would make them commercially viable.

Favorable Near-, Long-Term Outlook

"As we have previously stated, we still expect our upcoming first-quarter results to be just above break-even on a consolidated basis, largely the result of a strategic agreement and subsequent planned temporary decrease in magnet system production and sales to our largest customer," Epstein said. "After that, we expect our run rates to quickly ramp up to our stated long-term goal of 10 to 15 percent annual earnings growth."

Intermagnetics previously announced that, under expanded exclusivity in its magnet supply agreement with Philips, it was taking the lead role in supply chain management that would lead to a decrease in first-quarter 2004 sales. Ultimately, the new agreement is expected to provide both companies with increased market strength and to lead to enhanced magnet sales for Intermagnetics.




                                     -More-

"During fiscal 2004, we anticipate continued increases in sales of our recently introduced, powerful 3.0 Tesla superconducting MRI magnets," Epstein said. "Beginning around fiscal 2005, we expect to move into commercial delivery levels for our new high-field 1.0T open magnets, depending on product introduction decisions made by the MR system producers with which we have relationships."

Epstein also pointed out that industry experts expect the overall global MRI market to continue at attractive annual growth rates. That could accelerate with the introduction of newly configured MRI systems and new applications in neurological and cardiology diagnostic procedures.

Epstein said the Instrumentation segment is expected to continue its profitable operations and contribute increasingly to overall results during fiscal 2004.

The company will discuss its quarterly and year-end results as well as other developments during a conference call today beginning at 11 a.m. EDT. The call will be broadcast live and archived over the Internet through the company's web site www.igc.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is
(201) 689-8037. No conference code is required for the live call. The company will also make available a digital replay beginning July 17, 2003 at 2:00 p.m. EDT through midnight July 19, 2003 by dialing (201) 612-7415 - account number 2926 and requesting conference 69690.

Intermagnetics (www.igc.com), drawing on the financial strength, operational excellence and technical leadership in its core businesses of Magnetic Resonance Imaging and Instrumentation has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, radio-frequency coils, magnets and devices utilizing low- and high-temperature superconductors and related cryogenic equipment. Intermagnetics derives current revenues primarily from applications within magnetic resonance imaging for medical diagnostics and cryogenic applications for vacuum and related processes. The company is at the forefront in the development of high-temperature superconductor-based applications that would provide increased capacity and reliability for transmission and distribution of electric power. Through its own research and development programs and in conjunction with industry and other partners, Intermagnetics is committed to further commercialization of applied superconductivity and cryogenic systems for a broad range of applications.


Safe Harbor Statement: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These include, without limitation, the assumptions, risks, and uncertainties set forth here as well as in the company's Annual Report on Form 10-K including but not limited to, (1) the company's ability to meet the performance and quality requirements of our customers, particularly with respect to new products, and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies, (2) our largest customer's ability to maintain and grow its share of the market for MRI systems, (3) continued improvement in order trends from the Instrumentation segment (4) to finalize its funding agreement with the DOE and (5) the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.

                       INTERMAGNETICS GENERAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Dollars in Thousands, Except Per Share Amounts)

                                                              (Unaudited)
                                                           Three Months Ended                         Year Ended
                                                     ------------------------------       -----------------------------------
                                                        May 25,           May 26,            May 25,                May 26,
                                                         2003              2002               2003                   2002
                                                     ------------      ------------       ------------           ------------
Net sales                                                  $37,724         $37,034            $147,405               $153,294

Cost of products sold                                       22,711          23,025              90,018                 91,393
                                                     -------------    ------------        ------------           ------------

Gross margin                                                15,013          14,009              57,387                 61,901

Product research and development                             2,932           3,870              12,490                 14,855
Marketing, general and administrative                        5,329           5,084              19,639                 25,422
Amortization of intangible assets                              461             478               1,841                  1,979
                                                     -------------    ------------        ------------           ------------
                                                             8,722           9,432              33,970                 42,256
                                                     -------------    ------------        ------------           ------------

Operating income                                             6,291           4,577              23,417                 19,645
Interest and other income                                      517             558               1,491                  1,957
Interest and other expense                                    (108)           (144)               (493)                  (652)
Gain (loss) on available-for-sale securities                                                    (2,108)                   230
Gain on litigation settlement                                                                      537
Gain on sale of division                                                                                               15,385
Write down of investments                                                                                              (6,290)
                                                     -------------    ------------        ------------           ------------
  Income before income taxes                                 6,700           4,991              22,844                 30,275
Provision for income taxes                                   2,325           1,547               7,927                  9,686
                                                     -------------    ------------        ------------           ------------

NET INCOME                                                $  4,375        $  3,444           $  14,917              $  20,589
                                                     =============    ============        ============           ============
Earnings per Common Share:
  Basic                                                      $0.27           $0.21               $0.90                  $1.26
                                                     =============    ============        ============           ============
  Diluted                                                    $0.26           $0.20               $0.88                  $1.19
                                                     =============    ============        ============           ============

Shares:
       Basic                                            16,461,646      16,585,512          16,519,152             16,336,181
                                                     =============    ============        ============           ============
       Diluted                                          16,957,003      17,451,372          17,011,757             17,248,612
                                                     =============    ============        ============           ============


                       INTERMAGNETICS GENERAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                                              May 25,                   May 26,
                                                                                               2003                      2002
                                                                                        -----------------        ------------------
ASSETS
CURRENT ASSETS
  Cash and short-term investments                                                               $ 88,514                  $ 73,517
  Trade accounts receivable, net                                                                  23,864                    20,612
  Costs and estimated earnings in
     excess of billings on uncompleted contracts                                                     188                       428
  Inventories                                                                                     14,210                    19,917
  Note receivable                                                                                  3,959
  Prepaid expenses and other                                                                       3,633                     3,534
                                                                                        -----------------        ------------------

  TOTAL CURRENT ASSETS                                                                           134,368                   118,008

PROPERTY, PLANT AND EQUIPMENT, net                                                                28,386                    28,337

INVESTMENTS AND INTANGIBLE AND OTHER ASSETS                                                       22,559                    30,880
                                                                                        -----------------        ------------------

                                                                                                $185,313                  $177,225
                                                                                        =================        ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                                                             $    284                  $    267
  Accounts payable                                                                                 9,276                     7,816
  Salaries, wages and related items                                                                7,698                     7,221
  Customer advances and deposits                                                                     544                     1,007
  Product warranty reserve                                                                         1,466                     1,326
  Accrued income taxes                                                                             2,659                     2,332
  Other liabilities and accrued expenses                                                           4,156                     4,926
                                                                                        -----------------        ------------------
TOTAL CURRENT LIABILITIES                                                                         26,083                    24,895

LONG-TERM DEBT,  less current portion                                                              4,384                     4,668

DERIVATIVE LIABILITY                                                                                 468                       268

SHAREHOLDERS' EQUITY                                                                             154,378                   147,394
                                                                                        -----------------        ------------------
                                                                                                $185,313                  $177,225
                                                                                        =================        ==================


                       INTERMAGNETICS GENERAL CORPORATION

SUMMARY OF PERFORMANCE AGAINST GOALS

                                                                                     Year Ended
                                                                    ----------------------------------------------

                                                                        May 25, 2003              May 26, 2002            Goal
                                                                    --------------------      --------------------   ---------------
Gross Margin                                                                   39%                      40%                >40%
Operating Income:
  Percent of Sales                                                             16%                      13%                >15%
  Percent of Net Operating Assets                                              49%                      36%                >50%
Return on Equity                                                               10%                      16%                >10%
Working Capital Efficiency (Working
  capital, less cash divided by net sales)                                     13%                      17%                <15%




        SEGMENT DATA
                                                                          Three Months Ended
                                        -----------------------------------------------------------------------------------------
                                                                             May 25, 2003
                                        -----------------------------------------------------------------------------------------
(Dollars in Thousands)                     Magnetic Resonance                                   Energy
                                                Imaging             Instrumentation           Technology              Total
                                        ----------------------   --------------------     -----------------     ----------------

Net sales to external customers:
  Magnet systems & components                      $31,447                                                             $31,447
  Refrigeration equipment                                                   $5,795                                       5,795
  Other                                                                                              $482                  482
                                        ----------------------   --------------------     -----------------     ----------------
          Total                                     31,447                   5,795                    482               37,724

Intersegment net sales                                                                                                       -

Segment operating profit (loss)                      7,512                     576                 (1,798)               6,290

Total assets                                      $166,828                 $10,125                 $8,360             $185,313

                                                                             May 26, 2003
                                        -----------------------------------------------------------------------------------------
                                          Magnetic Resonance                                    Energy
                                                Imaging             Instrumentation            Technology                Total
                                        ----------------------   --------------------     -----------------      -----------------

Net sales to external customers:
  Magnet systems & components                      $32,204                                                             $32,204
  Refrigeration equipment                                                   $4,021                                       4,021
  Other                                                                                              $809                  809
                                        ----------------------   --------------------     -----------------     ----------------
          Total                                     32,204                   4,021                    809               37,034

Intersegment net sales                                                                                                       -

Segment operating profit (loss)                      6,884                    (647)                (2,067)               4,170

Total assets                                      $158,332                 $10,128                 $8,765             $177,225

                                                                              Year Ended
                                        -----------------------------------------------------------------------------------------
                                                                             May 25, 2003
                                        -----------------------------------------------------------------------------------------
(Dollars in Thousands)                     Magnetic Resonance                                   Energy
                                                Imaging             Instrumentation           Technology              Total
                                        ----------------------   --------------------     -----------------     ----------------

Net sales to external customers:
  Magnet systems & components                     $125,081                                                            $125,081
  Refrigeration equipment                                                  $20,564                                      20,564
  Other                                                                                            $1,760                1,760
                                        ----------------------   --------------------     -----------------     ----------------
          Total                                    125,081                  20,564                  1,760              147,405

Intersegment net sales                                                                                                       -

Segment operating profit (loss)                     29,771                     587                 (6,969)              23,389

Total assets                                      $166,828                 $10,125                 $8,360             $185,313



                                                                             May 26, 2003
                                        -----------------------------------------------------------------------------------------
                                          Magnetic Resonance                                    Energy
                                                Imaging            Instrumentation            Technology                Total
                                        ---------------------    -------------------      ----------------      -----------------

Net sales to external customers:
  Magnet systems & components                     $120,738                                                              $120,738
  Refrigeration equipment                                                 $26,891                                         26,891
  Other                                              2,092                                         $3,573                  5,665
                                        ---------------------    -------------------     -----------------      -----------------
          Total                                    122,830                 26,891                   3,573                153,294

Intersegment net sales                                                      3,481                                          3,481

Segment operating profit (loss)                     27,776                 (3,272)                 (6,719)                17,785

Total assets                                      $158,332                $10,128                  $8,765               $177,225

                                                                                    Three Months Ended
                                                                    --------------------------------------------------

                                                                           May 25, 2003              May 26, 2002
                                                                    -----------------------     ----------------------
Reconciliation of income before income taxes:

Total profit from reportable segments                                   $         6,290            $         4,170
Intercompany profit in ending inventory                                               1                        407
                                                                    -----------------------     ----------------------
Net operating profit                                                              6,291                      4,577

Interest and other income                                                           517                        558
Interest and other expense                                                         (108)                      (144)
Gain (loss) on available-for-sale securities                                          -                          -
Gain on litigation settlement                                                         -                          -
Gain on sale of division                                                              -                          -
Write down of investments                                                             -                          -
                                                                    -----------------------     ----------------------
Income before income taxes                                              $         6,700            $         4,991
                                                                    =======================     =======================

                                                                                        Year Ended
                                                                    --------------------------------------------------

                                                                           May 25, 2003              May 26, 2002
                                                                    -----------------------     ----------------------
Reconciliation of income before income taxes:

Total profit from reportable segments                                   $        23,389            $        17,785
Intercompany profit in ending inventory                                              28                      1,860
                                                                    -----------------------     ----------------------
Net operating profit                                                             23,417                     19,645

Interest and other income                                                         1,491                      1,957
Interest and other expense                                                         (493)                      (652)
Gain (loss) on available-for-sale securities                                     (2,108)                       230
Gain on litigation settlement                                                       537                          -
Gain on sale of division                                                              -                     15,385
Write down of investments                                                             -                     (6,290)
                                                                    -----------------------     ----------------------
Income before income taxes                                              $        22,844            $        30,275
                                                                    =======================     ======================



                       INTERMAGNETICS GENERAL CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS, NORMALIZED
                (Dollars in Thousands, Except Per Share Amounts)


                                                    Twelve Months Ended                               Twelve Months Ended
                                          ----------------------------------------------   -----------------------------------------
                                                           Non-recurring      Normalized                Non-recurring   Normalized
                                           As Reported      Adjustments         May 25,    As Reported   Adjustments      May 26,
                                             May 25,        (Unaudited)       (Unaudited)    May 26,     (Unaudited)    (Unaudited)
                                              2003            2003               2003          2002         2002           2002
                                          ------------    -------------       ----------    ---------     ---------      ----------
Net sales                                   $  147,405                        $  147,405    $  153,294                   $  153,294

Cost of products sold                           90,018                            90,018        91,393    $    (448)         90,945
                                          ------------    -------------       ----------     ---------    ---------      ----------

Gross margin                                    57,387                -           57,387        61,901          448          62,349

Product research and development                12,490                            12,490        14,855                       14,855
Marketing, general and administrative           19,639                            19,639        25,422       (1,059)         24,363
Amortization of intangible assets                1,841                             1,841         1,979                        1,979
                                          ------------    -------------       ----------     ---------    ---------      ----------
                                                33,970                -           33,970        42,256       (1,059)         41,197
                                          ------------    -------------       ----------     ---------    ---------      ----------

Operating income                                23,417                -           23,417        19,645        1,507          21,152
Interest and other income                        1,491                             1,491         1,957                        1,957
Interest and other expense                        (493)                             (493)         (652)                        (652)
Loss on sale of securities                      (2,108)           2,108                -             -                            -
Gain on litigation settlement                      537             (537)               -             -                            -
Gain on sale of divisions                            -                                 -        15,385      (15,385)              -
Write down of investments                            -                                 -        (6,290)       6,290               -
Gain on sale of securities                           -                                 -           230         (230)              -
                                          ------------    -------------       ----------     ---------    ---------      ----------
  Income before income taxes                    22,844            1,571           24,415        30,275       (7,818)         22,457
Provision for income taxes                       7,927              545            8,472         9,686       (1,846)          7,840
                                          ------------    -------------       ----------     ---------    ---------      ----------
NET INCOME                                  $   14,917        $   1,026       $   15,943    $   20,589   $   (5,972)     $   14,617
                                          ============    =============       ==========    ==========   ==========      ==========
Earnings per Common Share:
  Basic                                     $     0.90        $    0.06        $    0.96     $    1.26   $    (0.37)      $    0.89
                                          ============    =============       ==========    ==========   ==========      ==========
  Diluted                                   $     0.88        $    0.06        $    0.94     $    1.19   $    (0.35)      $    0.85
                                          ============    =============       ==========    ==========   ==========      ==========
Shares:
  Basic                                     16,519,152       16,519,152       16,519,152    16,336,181   16,336,181      16,336,181
                                          ============    =============       ==========    ==========   ==========      ==========
  Diluted                                   17,011,757       17,011,757       17,011,757    17,248,612   17,248,612      17,248,612
                                          ============    =============       ==========    ==========   ==========      ==========



Normalized operations for Fiscal Year 2003 excludes the current year loss on available-for-sale securities and the gain on litigation settlement. Normalized operations for Fiscal Year 2002 excludes the gain on sale of disposed businesses, the expenses associated with relocating of our San Rafael facility to a modern facility in Petaluma, California, the expenses related to transferring the mixed gas product line from IGC-APD to IGC-Polycold, the write-down of investments, and the gain on sale of available-for-sale securities.


                                     # # #